SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C.  20549


                              FORM 8-K/A-1


                             CURRENT REPORT



                    PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 17, 1996


                     ALLIED WASTE INDUSTRIES, INC.
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


                               DELAWARE
            (STATE OR OTHER JURISDICTION OF INCORPORATION)


     0-19285                                88-0228636
(COMMISSION FILE NUMBER)          (IRS EMPLOYER IDENTIFICATION NO.)


    7201 EAST CAMELBACK ROAD, SUITE 375
          SCOTTSDALE, ARIZONA                            85251
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)             (ZIP CODE)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (602) 423-2946


                          NOT APPLICABLE
   (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 7.  Financial Statements and Exhibits

  (a)  Financial Statements of Laidlaw Solid Waste Management Group

       (i)   Report of Independent Public Accountants

       (ii)  Balance Sheets - August 31, 1995 and 1996

       (iii) Statements of Operations for the Three Years Ended
             August 31, 1996

       (iv)  Statements of Cash Flows for the Three Years Ended August 31,1996

       (v)   Notes to Financial Statements

  (b)  Pro Forma Combined Financial Statements of Allied Waste Industries,
       Inc.

       (i)   Introduction

       (ii)  Pro Forma Combined Balance Sheet - September 30, 1996 (unaudited)

       (iii) Pro Forma Combined Statement of Operations for the Nine Months Ended September 30, 1996 (unaudited)

       (iv) Pro Forma Combined Statement of Operations for the Year Ended December 31, 1995 (unaudited)

       (v)   Notes to Pro Forma Combined Financial Statements (unaudited)

  (c)  Exhibits

       23    Consent of Coopers & Lybrand

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

We have audited the balance sheet of the Laidlaw Solid Waste Management Group (as defined in Note 1) as at August 31, 1995 and 1996 and the statements of operations and cash flows for the years ended August 31, 1994, 1995 and 1996. These financial statements are the responsibility of the management of Laidlaw Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Laidlaw Solid Waste Management Group as at August 31, 1995 and 1996 and the results of its operations and cash flows for the years ended August 31, 1994, 1995 and 1996 in accordance with United States generally accepted accounting principles.

     COOPERS & LYBRAND

     Chartered Accountants

Hamilton, Canada
September 30, 1996


                     LAIDLAW SOLID WASTE MANAGEMENT GROUP

                 Balance Sheets as at August 31, 1995 and 1996
                             (U.S. $000's)


                                                   1995           1996

ASSETS
Current Assets
Trade and other accounts receivable (net
 of allowance for doubtful accounts of
 $1,182; August 31, 1996 -- $1,224               $   95,124      $  102,966
Inventories                                           7,592           8,008
Other current assets                                 14,382          13,026
                                                    117,098         124,000

Fixed Assets
Land, landfill sites and improvements               443,721         460,051
Buildings                                            64,414          73,261
Vehicles and other                                  589,335         624,172
                                                  1,097,470       1,157,484
Less: Accumulated depreciation and amortization     527,602         590,924
                                                    569,868         566,560

Other Assets
Goodwill (net of accumulated amortization of
$37,825; August 31,1996 -- $42,549)                 176,239         204,877
Deferred charges                                      3,180          15,407
Other                                                 7,508           7,483
                                                    186,927         227,767
                                                 $  873,893      $  918,327

LIABILITIES
Current Liabilities
Accounts payable                                 $   78,212      $   66,407
Accrued liabilities                                  62,296          56,779
Current portion of long-term debt (Note 3)            2,256           2,675
                                                    142,764         125,861

Long-Term Debt (Note 3)                               2,821           1,895
Environmental and Other Long-Term Liabilities
(Note 4)                                             86,371          81,784
                                                    231,956         209,540

Commitments and Contingencies (Note 5)
Net Investment by Laidlaw Inc                       641,937         708,787
                                                 $  873,893      $  918,327

The accompanying notes are an integral part of these statements



                     LAIDLAW SOLID WASTE MANAGEMENT GROUP

                        Statements of Operations
             For the Years Ended August 31, 1994, 1995 and 1996
                             (U.S. $000's)
                                         1994        1995        1996
Revenue                               $ 714,765   $ 753,432   $ 763,534
Operating expenses (Note 6)             492,570     512,418     532,327
Selling, general and administrative
 expenses (Note 6)                       56,851      59,541      50,362
Depreciation and amortization            92,286      90,215      95,440
Income from operations                   73,058      91,258      85,405
Interest expense                           (876)       (367)       (464)
Interest, dividend and other income          91         264         298
Income before income taxes (Note 1)      72,273      91,155      85,239
Pro forma income taxes (Note 1)          28,909      36,462      34,096
Pro forma net income                  $  43,364   $  54,693   $  51,143


The accompanying notes are an integral part of these statements


                 LAIDLAW SOLID WASTE MANAGEMENT GROUP

                       Statements of Cash Flows
          For the Years Ended August 31, 1994, 1995 and 1996
                           (U.S. $000's)


                                               1994       1995       1996
Net Cash Provided By (Used In):
  Operating activities                      $ 194,048  $ 196,695  $ 152,741
  Investing activities                        (55,743)  (117,700)  (131,272)
  Financing activities                       (190,447)   (54,531)    45,381
                                              (52,142)    24,464     66,850
Net investment by Laidlaw Inc. --
  beginning of year                           669,615    617,473    641,937
Net investment by Laidlaw Inc. --
  end of year                               $ 617,473  $ 641,937  $ 708,787
Operating Activities
Income before income taxes for the year     $  72,273  $  91,155  $  85,239
Items not affecting cash:
  Depreciation and amortization                92,286     90,215     95,440
  Other                                         9,182      8,036     (5,431)
Cash provided by operating activities
 before financing working capital            173,741    189,406    175,248
Cash provided by (used in) financing
 working capital:
  Trade and other accounts receivable         (1,825)    (3,958)    (7,842)
  Inventories                                   (279)      (500)      (416)
  Other current assets                         4,445     (4,042)     1,356
  Accounts payable and accrued liabilities    17,966     15,789    (15,605)
Net cash provided by operating activities  $ 194,048  $ 196,695  $ 152,741
Investing Activities
Purchase of fixed assets                   $ (60,467) $(103,257) $ (79,572)
Proceeds from sale of fixed and other
 assets                                        6,779      4,587      3,893
Purchase of other assets                        (187)        --     (6,392)
Expended on acquisitions (Note 7)             (2,213)   (14,255)   (49,226)
Net (increase) decrease in long-term
 investments                                     345     (4,775)        25
Net cash used in investing activities      $ (55,743) $(117,700) $(131,272)
Financing Activities
Repayment of long-term debt                $  (3,430) $  (2,655) $    (507)
Net advances from (repayments to)
 Laidlaw, Inc                               (187,017)   (51,876)    45,888
Net cash provided by (used in) financing
 activities                                $(190,447) $ (54,531) $  45,381


The accompanying notes are an integral part of these statements

                       LAIDLAW SOLID WASTE MANAGEMENT GROUP

                         NOTES TO FINANCIAL STATEMENTS
                 For the Years Ended August 31, 1994, 1995 and 1996
                               (U.S. $000's)

1.  Basis of Presentation of Financial Statements

Under the terms of a Stock Purchase Agreement dated September 17, 1996 (the "Agreement") among Allied Waste Industries, Inc. ("Allied") and certain affiliates of Allied, and Laidlaw Inc. ("Laidlaw") and certain affiliates of Laidlaw, Allied has offered to purchase the solid waste management business of Laidlaw (the "Laidlaw Solid Waste Management Group" or the "Group"). The Group provides solid waste collection, compaction, disposal, recycling, resource recovery, transportation and transfer services to commercial, industrial and residential customers in the United States and Canada. Laidlaw conducts this solid waste management business directly or indirectly through its subsidiaries, Laidlaw Waste Systems, Inc., Laidlaw Waste Systems (Canada) Ltd. and Laidlaw Medical Services Ltd.

The Agreement provides that all assets and liabilities associated with Laidlaw's solid waste management business are being sold with the exception of income tax assets and liabilities arising prior to the date of sale and any intercompany investments, advances and loans. The Agreement specifies that any income tax liabilities and any income tax assets arising prior to the date of sale are the responsibility or benefit of Laidlaw. All intercompany investments are to be transferred to Laidlaw prior to closing, and all intercompany advances and loans are to be repaid to Laidlaw and its affiliates prior to closing.

These special purpose financial statements give effect to the combination of the operations constituting the Laidlaw Solid Waste Management Group, and the exclusion of those assets and liabilities that will not be transferred from Laidlaw to Allied under the terms of the Agreement. Accordingly, interest on intercompany loans and advances have been excluded from the Group's statements of operations. Current and deferred income taxes receivable and payable, and intercompany loans and advances have been excluded from the balance sheets.

Pro forma income taxes included in the Statements of Operations reflect tax expense assuming full tax basis in the assets at a combined federal, state and provincial rate of 40%. These taxes do not reflect the tax expense that was actually incurred by the Laidlaw Solid Waste Management Group under its actual tax structure that existed during the periods.

The surplus funds of the Group are regularly transferred to Laidlaw, and any financing requirements are provided by Laidlaw. Accordingly, no cash or bank indebtedness balances are reported in these financial statements.

A statement of stockholders' equity has not been provided as it would be inconsistent with the basis of presentation described above.

Except for the exclusions described in the preceding paragraphs, these financial statements have been prepared in accordance with United States generally accepted accounting principles.

As these financial statements have not been prepared for general purposes, users may require additional information.

2.  Summary of Significant Accounting Policies

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets, liabilities, income and expenses, and disclosure of contingencies. Future events could alter such estimates in the near term.

A summary of significant accounting policies followed in the preparation of these financial statements is as follows:

(a) Inventories

Inventories are valued at the lower of cost, determined on a first-in, first-out basis, and replacement cost.

(b) Fixed assets

Landfill sites, preparation costs, and improvements are recorded at cost and amortized on the basis of landfill capacity utilized during the year.

Depreciation and amortization of other property and equipment is provided substantially on a straight-line basis over their estimated useful lives which are as follows:

Buildings                                      20 to 40 years
Vehicles and other                             5 to 15 years


Management periodically reviews the carrying values of its fixed assets to determine whether such values are recoverable. Any resulting write downs are charged against income.

(c) Other assets

Goodwill is amortized on a straight-line basis over forty years. The Group reviews the value assigned to goodwill to determine if its recoverability has been impaired by conditions affecting the Group. The amount of any impairment is charged against income.

Deferred charges are amortized on a straight-line basis over a two to nine year period depending on the nature of the deferred costs.

(d) Environmental liabilities

Environmental liabilities include accruals for costs associated with closure and post-closure monitoring and maintenance of the Group's landfills, remediation at certain of the Group's facilities and corrective actions at Superfund sites. The Group accrues for closure and post-closure costs over the life of the landfill site as airspace is consumed.

(e) Foreign currency translation

The Group's Canadian operations are all of a self-sustaining nature. The accounts are translated to U.S. dollars on the following basis:

Assets and liabilities at the exchange rate in effect at the balance sheet date and revenue and expenses at weighted monthly average exchange rates for the year.

(f) Financial instruments

The Group's accounts receivable, accounts payable and long-term debt constitute financial instruments. Based on available market information, the carrying value of these instruments approximates their fair value as at August 31, 1996 and 1995. Concentrations of credit risk in accounts receivable are limited, due to the large number of customers comprising the Group's customer base throughout North America. The Group performs ongoing credit evaluations of its customers, but does not require collateral to support customer accounts receivable. Management establishes an allowance for doubtful accounts based on the credit risk applicable to particular customers, historical trends and other relevant information.

(g) Revenue

Amounts billed to customers prior to providing the related services are deferred and later reported as revenues in the period in which the services are rendered.

(h) Accounting Pronouncements Not Yet Required to be Adopted

Management does not expect the adoption of Statement of Financial Accounting Standards ("SFAS") No. 121 to have a material effect on the Company's financial position or results of operations. In 1996 the Company is required to adopt SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", issued by the Financial Accounting Standards Board. SFAS No. 121 requires that long-lived assets be reviewed for impairment whenever events or circumstances indicate that the carrying amount of the asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) from an asset to be held and used in operations is less than the carrying value of the asset, an impairment loss must be recognized in the amount of the difference between the carrying value and the fair value. Should events and circumstances indicate that any of the Company's landfills be reviewed for possible impairment, such review for recoverability will be made in accordance with Emerging Issues Task Force Discussion Issue ("EITF") 95-23. The EITF outlines how cash flows for environmental exit costs should be determined and measured.

3.  Long-Term Debt

                                                         1995      1996
Notes due at various dates from 1997 to 2002 with
  interest rates from 5% to 10%                        $ 4,961   $ 4,531
Capital leases payable, due in 1997 with interest
  rates of 10%                                             116        39
                                                         5,077     4,570
Less: Current portion                                    2,256     2,675
                                                       $ 2,821   $ 1,895

The aggregate amount of minimum payments required on long-term debt in each of the years indicated is as follows:

Year ending August 31,
1997                                             $ 2,675
1998                                                 846
1999                                                 293
2000                                                 111
2001                                                 569
Thereafter                                            76
                                                 $ 4,570

4. Environmental Liabilities

The Group has recorded liabilities for closure and post-closure monitoring and environmental remediation costs as follows:

                                                           1995       1996
Current portion of environmental liabilities,
included in accrued liabilities                         $ 23,530   $ 22,461
Non-current portion of environmental liabilities          79,888     76,240
                                                        $103,418   $ 98,701

The Group, in the normal course of its business, expends funds for environmental protection and remediation, but does not expect these expenditures to have a materially adverse effect on its financial condition or results of operations, since its business is based upon compliance with environmental laws and regulations and its services are priced accordingly.

Closure and post-closure monitoring and maintenance costs for U.S. landfills are estimated based on the technical requirements of the Subtitle D Regulations of the U.S. Environmental Protection Agency or the applicable state requirements, whichever are stricter, and the air emissions standards under the Clean Air Act, and include such items as final capping of the site, methane gas and leachate management, groundwater monitoring, and operation and maintenance costs to be incurred during the period after the facility closes and ceases to accept waste. Closure and post-closure costs for the Group's landfills in Canada are based upon the local landfill regulations governing the facility.

The Group has also established procedures to routinely evaluate potential remedial liabilities at sites which it owns or operated, or to which it transported waste, including 14 sites listed on the Superfund National Priority List (NPL). In the majority of situations, the Group's connection with NPL sites relates to allegations that its companies (or their predecessors) transported waste to the facilities in question, often prior to the acquisition of such companies by the Group. The Group routinely reviews and evaluates sites requiring remediation, including NPL sites, giving consideration to the nature (i.e. owner, operator, transporter or generator), and the extent (i.e. amount and nature of waste hauled to the location, number of years of site operation by the Group, or other relevant factors) of the Group's alleged connection with the site, the accuracy and strength of evidence connecting the Group to the location, the number, connection and financial ability of other named and unnamed potentially responsible parties and the nature and estimated cost of the likely remedy. Where the Group concludes that it is probable that a liability has been incurred, provision is made in the financial statements, based upon management's judgement and prior experience, for the Group's best estimate of the liability. Such estimates are subsequently revised as deemed necessary as additional information becomes available.

Estimates of the extent of the Group's degree of responsibility for remediation of a particular site and the method and ultimate cost of remediation require a number of assumptions and are inherently difficult. The ultimate outcome of these items may differ from current estimates. Management believes that its extensive experience in the environmental services business provides a reasonable basis for making its estimates. However, these estimates may include a range of possible outcomes. In such cases, management provides for the amount within the range that constitutes its best estimate. It is less than likely but more than remotely possible that the Group's potential liability could be at the high end of such ranges, which would be approximately $15 million in the aggregate higher than the estimates that have been recorded in these financial statements. While the Group does not currently anticipate that any adjustment to its estimates would be material to its financial statements, it is reasonably possible that technological, regulatory or enforcement developments, the results of environmental studies or other factors could necessitate the recording of additional liabilities that could be material. The impact of such future events cannot be estimated at the current time.

Where the Group believes that both the amount of a particular environmental liability and the timing of the payments are reliably determinable, the cost in current dollars is discounted to a present value assuming inflation of 3% and a risk free discount rate of 8%. Discontinued amounts previously recorded are accreted to reflect the effects of the passage of time. The Group's closure and post-closure expense for the years ended August 31, 1994, 1995 and 1996 was $24.0 million, $18.6 million and $11.2 million, respectively, which included accretion of interest on the closure and post-closure accrual of $3.0 million, $4.8 million and $5.5 million for the years ended August 31, 1994, 1995 and 1996, respectively.

The majority of the Group's active landfill sites have estimated remaining lives ranging from 2 to approximately 88 years based upon current site plans and anticipated annual volumes of waste. As at August 31, 1996, the Group estimates that during this remaining site life, it will provide for an additional $254 million (1995 -- $247 million) of closure and post-closure costs, including accretion for the discount recognized to date. The change in the expected aggregate undiscounted amount from 1995 to 1996 results primarily from changes in available airspace.

Anticipated payments of environmental liabilities for each of the next five years and thereafter are as follows:

Year ending August 31,


1997                                                  $  22,461
1998                                                     11,396
1999                                                     14,320
2000                                                     12,049
2001                                                     12,276
Thereafter                                              280,286
                                                      $ 352,788

5.  Commitments and Contingencies

(a) Lease commitments

Rental expense incurred under operating leases amounted to $9,778, $7,609 and $8,968 in the years ended August 31, 1994, 1995, and 1996 respectively.

Rentals payable under operating leases for premises and equipment are as follows:

Year ending August 31,
1997                                             $  8,365
1998                                                4,896
1999                                                4,524
2000                                                4,009
2001                                                3,329
Thereafter                                         20,063
                                                 $ 45,186

(b) Legal proceedings

The Group is subject to extensive and evolving laws and regulations and has implemented its own environmental safeguards to respond to regulatory requirements. In the normal course of business, the Group provides for closure and post-closure accruals to comply with all governmental regulations.

In the normal course of conducting its operations, the Group may become involved in certain legal and administrative proceedings. Some of these actions may result in fines, penalties or judgments against the Group which may have an impact on the financial results for a particular period. Management expects that such matters in process at August 31, 1996 will not have a materially adverse effect on this Group's financial position or its results from operations.

The consolidated federal income tax returns of the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group (the United States subsidiaries of the Laidlaw Solid Waste Management Group are members of this taxpayer group) for the fiscal years ended August 31, 1986, 1987 and 1988 have been under audit by the Internal Revenue Service. In March 1994, the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group received a Statutory Notice of Deficiency proposing that the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group pay additional taxes relating to disallowed deductions in those income tax returns. The principal issue involved relates to the timing and the deductibility for tax purposes of interest attributable to loans owing to related foreign persons. The Laidlaw Transportation, Inc. U.S. Consolidated Tax Group has petitioned the United States Tax Court (captioned as Laidlaw Transportation, Inc. & Subsidiaries et al v. Commissioner of Internal Revenue, Docket Nos. 9361-94 and 9362-94) for a redetermination of claimed deficiencies of approximately $50.3 million (plus interest of approximately $67.6 million as of August 31, 1996). In August 1996, the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group received Revenue Agent's reports proposing that the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group pay additional taxes of approximately $161.3 million (plus interest of approximately $105.7 million as of May 31, 1996) relating to disallowed deductions in federal income tax returns for the fiscal years ended August 31, 1989, 1990 and 1991 based on the same issues. The Laidlaw Transportation, Inc. U.S. Consolidated Tax Group intends to vigorously contest these claimed deficiencies. Although the final outcome cannot be predicted with certainty, Laidlaw, based upon a thorough review of the facts and the advice of counsel, believes that the ultimate disposition of these issues will not have a materially adverse effect upon Laidlaw's consolidated financial position or results of operations. No provision for these matters has been recorded in the financial statements of the Group.

Under the Agreement, Laidlaw is responsible for, and has agreed to indemnify, Allied and the Laidlaw Solid Waste Management Group against all United States and Canadian federal, state, provincial, territorial, local and foreign income tax liabilities of the Laidlaw Transportation, Inc. U.S. Consolidated Tax Group.

(c) Letters of credit and guarantees

At August 31, 1996, the Group had $24,341 (1995 -- $41,101) in outstanding letters of credit, of which the most significant are in support of the Group's undertakings in respect of landfill closure and post-closure activities required in obtaining regulatory operating permits. In addition, Laidlaw and its affiliates have provided financial assurances, guarantees and additional letters of credit in the aggregate amount of approximately $180 million for closure and post-closure activities and bid bonds.

6.  Related Party Transactions

Included in operating expenses and selling, general and administrative expenses are management fees, insurance premiums and rental charges paid to affiliated companies as follows:


                                              1994       1995       1996
Management fees                             $  6,862   $  4,957   $  4,297
Insurance premiums                          $ 19,127   $ 17,098   $ 18,335
Rental charges                              $    199   $    196   $    198

The above expenses represent the Group's share of all direct and indirect overhead and corporate costs on a fully allocated basis which reflects all of the Group's costs of doing business.

7.  Acquisitions

A summary of the Group's acquisitions of solid waste management companies in the periods indicated is as follows:

                                               1994       1995       1996
Assets acquired -- at fair value:
  Fixed assets                               $   715   $  8,271   $ 11,906
  Goodwill                                     1,553      6,960     37,056
  Long-term investments and other assets          --         --      6,606
                                               2,268     15,231     55,568
Long-term liabilities assumed                     55        794      8,155
Working capital                                   --       (182)     1,813
Expended on acquisitions                     $ 2,213   $ 14,255   $ 49,226
Number of businesses acquired                      7         11          9
Annualized revenue acquired                  $ 4,000   $ 15,000   $ 41,000

  Pro forma data (unaudited)

Condensed pro forma statements of operations data, as if acquisitions each year had occurred at the beginning of the previous year, are as follows:


                                            1994        1995        1996
Statements of Operations Data:
  Revenue                                $ 731,357   $ 805,202   $ 776,658
  Income from operations                 $  74,794   $  97,833   $  87,019

8.  Segmented Geographic Information


                                            1994        1995        1996
United States:
  Revenue                                $ 452,644   $ 484,858   $ 493,681
  Income from operations                 $  34,514   $  50,334   $  60,420
  Total identifiable assets              $ 554,498   $ 575,826   $ 578,542
Canada:
  Revenue                                $ 262,121   $ 268,574   $ 269,853
  Income from operations                 $  38,544   $  40,924   $  24,985
  Total identifiable assets              $ 280,177   $ 298,067   $ 339,785

                       PRO FORMA COMBINED FINANCIAL STATEMENTS




     Prior to the closing of the acquisition of the Laidlaw Solid Waste Management Group ("LSW Subsidiaries") and the related financing (collectively, the "Transactions"), substantially all of the operating assets and liabilities of Allied will be contributed (the "Contribution") from Allied to Allied Waste North America, Inc. ("Allied U.S.").

     The unaudited pro forma combined balance sheet reflects Allied U.S.
after the Contribution and gives effect to the Transactions as if each had occurred on September 30, 1996. The unaudited pro forma combined statements of operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 give effect to (i) the acquisition of companies accounted for using the purchase method for business combinations completed in 1995 and 1996, which are considered to be significant; (ii) the completion of the Contribution and the Transactions contemplated herein for approximately $1.5 billion; (iii) the issuances of 11.7 million shares of Common Stock in a private placement and the application of the net proceeds therefrom; (iv) the conversion and exercise of certain convertible securities and warrants into an aggregate of approximately 9.8 million shares of Common Stock; and (v) completion of a public offering of 7.6 million shares of Common Stock, and the application of the net proceeds therefrom, as if each had occurred on January 1, 1995.

     The pro forma adjustments related to the purchase allocation of the Transactions are preliminary and does not give effect to an appraisal of the assets of the LSW Subsidiaries which Allied intends to obtain at or near the closing of the acquisition of the LSW Subsidiaries. The unaudited pro forma combined financial statements do not reflect adjustments for certain financial benefits, operational efficiencies and non-recurring items. These statements do not purport to be indicative of the combined financial position or combined results of operations of Allied and the LSW Subsidiaries that might have occurred, nor are they indicative of future financial position or results of operations.

     The unaudited pro forma combined financial statements should be read in conjunction with the Notes to Pro Forma Combined Financial Statements, the historical consolidated financial statements of Allied and the notes thereto and the historical financial statements of the LSW Subsidiaries and the notes thereto.

                        ALLIED WASTE INDUSTRIES, INC.

                       PRO FORMA COMBINED BALANCE SHEET
                           September 30, 1996
                               (Unaudited)
                          (amounts in thousands)

                                                               Pro Forma
                                                   LSW        Adjustments
                                   Historical  Subsidiaries      Related
                                    (Note 1)     (Note 2)      to (Note 3)     Pro Forma
ASSETS
Cash and cash equivalents          $   7,620   $      --     $ 1,500,000 (a)   $   56,620
                                                              (1,265,000)(b)
                                                                (186,000)(c)
Other current assets                  62,526     124,000              --          186,526
     Total current assets             70,146     124,000          49,000          243,146
Property and equipment, net          340,729     566,560         100,000 (d)    1,007,289
Goodwill, net                         89,504     204,877         974,625 (e)    1,064,129
                                                                (204,877)(f)
Other assets                          36,263      22,890          33,500 (g)       92,653
     Total assets                   $536,642   $ 918,327     $   952,248       $2,407,217
LIABILITIES AND STOCKHOLDERS' EQUITY
Current portion of long-term debt   $ 15,259   $   2,675     $        --       $   17,934
Other current liabilities             44,876     123,186              --          168,062
     Total current liabilities        60,135     125,861              --          185,996
Long-term debt, net of current
 portion                             233,132       1,895       1,500,000 (a)    1,659,774
                                                                 110,747 (i)
                                                                (186,000)(c)
Other long-term liabilities           48,642      81,784          40,000 (j)      220,426
                                                                  50,000 (h)
Stockholders' equity                 194,733     708,787        (708,787)(k)      341,021
                                                                 146,288 (l)
     Total liabilities and equity   $536,642   $ 918,327     $   952,248       $2,407,217

The accompanying notes are an integral part of this pro forma combined balance sheet.


                             ALLIED WASTE INDUSTRIES, INC.

                     PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    For the Nine Months Ended September 30, 1996
                                    (Unaudited)
        (in thousands except for per share amounts and number of shares)


                                                     Pro Forma
                                                     Adjustments               Pro Forma
                         Completed       LSW         Related to   Pro Forma    Financing
            Historical  Acquisitions  Subsidiaries  Acquisitions   for the    Transactions
             (Note 1)     (Note 2)      (Note 2)      (Note 3)   Acquisitions  (Note 4)    Pro Forma


Revenues       $183,896     $ 165     $ 573,407     $      --    $ 757,468   $  --         $757,468
Cost of
operations      101,153       101       400,701            --      501,955      --          501,955
Selling,
 general and
 administrative
 expenses        27,152         24        36,909            --       64,085      --          64,085
Depreciation
 and
 amortization
 expense         23,032         15        71,366        14,737 (b)  109,150      --         109,150
Pooling costs     6,969         --            --            --        6,969      --           6,969
 Operating
  income         25,590         25        64,431       (14,737)      75,309      --          75,309
Interest
 income            (257)        --            --            --         (257)     --            (257)
Interest
 expense          6,623         --            --         3,284 (d)  114,074    (409)(b)     113,665
                                                       (10,349)(e)
                                                       114,516 (f)
Income (loss)
 before
 income taxes    19,224         25        64,431      (122,188)     (38,508)    409         (38,099)
Income tax
 expense
 (benefit)        9,428         10            --       (23,103)     (13,665)    164         (13,501)
Net income
 (loss) before
 extraordinary
 loss             9,796         15        64,431       (99,085)     (24,843)    245         (24,598)
Dividends          (861)        --            --            --         (861)     --            (861)
Net income
 (loss) to
 common
 shareholders
 before
 extraordinary
 loss          $  8,935      $  15     $  64,431    $(99,085)     $ (25,704)  $ 245       $ (25,459)
Net income
 (loss) per
 common share
 before
 extraordinary
 loss          $   0.15                                                                   $   (0.35)
Weighted
 average
 common and
 common
 equivalent
 shares        59,791,034                                                                73,114,675

The accompanying notes are an integral part of this pro forma combined financial statement.



                        ALLIED WASTE INDUSTRIES, INC.

                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1995
                                (Unaudited)
         (in thousands except for per share amounts and number of shares)


                                                     Pro Forma
                                                     Adjustments               Pro Forma
                         Completed       LSW         Related to   Pro Forma    Financing
            Historical  Acquisitions  Subsidiaries  Acquisitions   for the    Transactions
             (Note 1)     (Note 2)      (Note 2)      (Note 3)   Acquisitions  (Note 4)    Pro Forma


Revenues       $217,544     $9,019    $ 756,215     $    (207)(a) $ 982,571   $   --       $982,571
Cost of
 operations     119,238      4,317      522,561          (207)(a)   645,909       --        645,909
Selling,
 general and
 administrative
 expenses        36,708      1,918      57,572                       96,198       --         96,198
Depreciation
 and
 amortization
 expense         27,279      1,116      91,720         19,851 (b)   139,966       --        139,966
Pooling costs     1,531         --          --             --         1,531       --          1,531
 Operating
  income         32,788      1,668      84,362        (19,851)       98,967       --         98,967
Interest
 income            (716)        --          --             --          (716)      --           (716)
Interest
 expense         11,316         13          --            393 (c)   156,891     (125)(a)    151,841
                                                        4,378 (d)             (4,925)(b)
                                                      (11,897)(e)
                                                      152,688 (f)
Conversion
 fee on
 debt
 securities
 converted           56         --          --             --            56      (56)(c)         --
 Income
  (loss)
  before
  taxes          22,132      1,655      84,362       (165,413)      (57,264)   5,106        (52,158)
Income tax
 expense
 (benefit)        9,751        662          --        (32,420)      (22,007)   2,042        (19,965)
Net income
 (loss)
 before
 extraordinary
 loss            12,381        993      84,362       (132,993)      (35,257)   3,064        (32,193)
Dividends        (4,070)        --          --             --        (4,070)   2,743         (1,327)
Conversion
 fee on
 equity
 securities
 converted       (2,151)        --          --             --        (2,151)   2,151             --
Net income
 (loss) to
 common
 shareholders
 before
 extraordinary
 loss          $  6,160     $ 993     $ 84,362      $(132,993)    $ (41,478)  $7,958       $(33,520)
Net income
 (loss) per
 common share  $   0.15                                                                    $  (0.47)
Weighted
 average
 common and
 common
 equivalent
 shares      40,046,459                                                                  71,407,951


The accompanying notes are an integral part of this pro forma combined financial statement.

                       ALLIED WASTE INDUSTRIES, INC.
            NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS
                               (Unaudited)

1.  Historical

The historical balances represent the financial position and results of operations of Allied for each of the indicated dates and periods as reported in the historical consolidated financial statements of Allied included elsewhere in this Offering Circular. The historical consolidated financial statements have been restated to reflect acquisitions accounted for as poolings-of-interests.

2.  Historical Amounts Related to Acquisitions

The amounts related to the LSW Subsidiaries in the September 30, 1996 pro forma combined balance sheet represent the historical combined balance sheet of the LSW Subsidiaries. The amounts in the pro forma combined statements of operations represent the results of operations of the companies purchased in 1995 and 1996 ("Completed Acquisitions"), and the results of operations of the LSW Subsidiaries contemplated in the Transactions, for the period prior to acquisition date, for each period presented.

The following represents acquisitions included in these pro forma combined financial statements (collectively referred to as "Acquisitions.").

January 1995 -- Allied acquired Pen-Rob, Inc. ("Pen-Rob") for total consideration of approximately $1.5 million.

May 1995 -- Allied acquired L and M Disposal, Inc. for total consideration of approximately $518,000.

June 1995 -- Allied acquired Illinois Development Corporation ("IDC") for total consideration of approximately $4.2 million.

September 1995 -- Allied acquired Duckett Disposal, Inc. ("Duckett") and Brickyard Disposal and Recycling, Inc. ("Brickyard") for total consideration of approximately $14.4 million.

January 1996 -- Allied acquired Service Waste, Inc. for total consideration of approximately $6.2 million, including approximately 778,000 shares of Common Stock.

February 1996 -- Allied acquired Clayco Sanitation Company, Inc. ("Clayco") for total consideration of approximately $2.9 million.

September 1996 -- Allied entered into a stock purchase agreement to purchase the LSW Subsidiaries for total consideration of approximately $1.5 billion, as follows (in thousands):

Cash                                        $ 1,200,000
7% Debenture                                     77,567
Zero Coupon Debenture                            33,180
Common Stock                                    101,288
Warrant                                          45,000
  Total                                     $ 1,457,035

                      ALLIED WASTE INDUSTRIES, INC.
         NOTES TO PRO FORMA COMBINED FINANCIAL STATEMENTS (Continued)
                                  (Unaudited)

     The LSW Subsidiaries balance sheet data reflects balances at August 31, 1996. Amounts for the LSW Subsidiaries statement of operations for the year ended December 31, 1995 and for the nine months ended September 30, 1996 are for the 12 months ended February 29, 1996 and the nine months ended August 31, 1996, respectively. Revenues and income before pro forma income taxes of $365.0 million and $43.0 million, respectively, for the six months ended February 28, 1995 have been excluded and replaced with revenues and income before pro forma income taxes of $367.7 million and $36.1 million, respectively, for the six months ended February 29, 1996 in the LSW Subsidiaries' pro forma statement of operations for the year ended December 31, 1995. Revenues and income before pro forma income taxes of $190.1 million and $21.0, respectively, for the three months ended November 30, 1995 have been excluded in the LSW Subsidiaries' pro forma statement of operations for the nine months ended September 30, 1996. Revenues and income before pro forma income taxes of $177.6 million and $15.1 million, respectively, for the three months ended February 29, 1996 have been included in the LSW Subsidiaries statement of operations for the 12 months ended February 29, 1996 and the nine months ended August 31, 1996.

3.  Pro Forma Adjustments

The pro forma adjustments reflected in the pro forma combined financial statements give effect to the following:

  Pro Forma Combined Balance Sheet

(a) To reflect the completion of a $525 million private placement of senior subordinated notes (the "Notes") and the funding of $975 million of a senior credit facility (the "Senior Credit Facility"). Allied has commitments from prospective buyers to purchase in excess of $525 million of the Notes. Closing on the sale of the Notes is expected in December 1996. The interest rate on the Notes as of September 30, 1996 would have been 10.25%.

(b) To reflect cash paid in connection with the acquisition of the LSW Subsidiaries.

(c) To reflect repayment of debt in connection with the refinancings contemplated in the Transactions.

(d) To reflect the allocation of purchase price to property and equipment of the LSW Subsidiaries to reflect the estimated fair value of such assets.

(e) To reflect goodwill recorded in connection with the acquisition of the LSW Subsidiaries.

(f)     To remove goodwill recorded on the books of the LSW Subsidiaries.

(g) To reflect commitment fees paid in connection with the Notes and the Senior Credit Facility contemplated in the acquisition of the LSW
Subsidiaries.

(h) To accrue for costs expected to be incurred as a result of the acquisition of the LSW Subsidiaries including severance and transition pay, office relocation, lease and other contract terminations and the assumption of environmental remediation costs related to the certain third-party contaminated waste sites and landfills of LSW Subsidiary.

(i) To reflect the issuance of the $318 million face value of Allied Waste Holdings (Canada) Ltd. 7% debentures and zero coupon debenture
(collectively, the "Allied Canada Debentures") recorded at the discounted amount of $111 million using a 14% implicit interest rate, in connection with the acquisition of the LSW Subsidiaries.

(j) To reflect the deferred tax liability related to temporary differences between book and tax basis of Allied Canada Debentures and certain fixed assets in connection with the acquisition of the LSW Subsidiaries.

(k) To reflect the elimination of investment in subsidiary in connection with the acquisition of the LSW Subsidiaries.

(l) To reflect the issuance of 14.6 million shares of Common Stock at $9.25 per share, net of a 25% discount to reflect restrictions on the Common Stock, and the Warrant valued at $45 million in connection with the acquisition of the LSW Subsidiaries.

  Pro Forma Combined Statements of Operations

(a)     To eliminate rent expense and rental revenue between Allied and IDC.

(b) To reflect the amortization of goodwill recorded in connection with the Acquisitions, calculated based on a 40 year life of goodwill, as follows (in thousands):

                                                                 Nine Months
                                                   Year Ended      Ended
                                           Total   December 31,  September 30,
                                          Goodwill      1995          1996
L and M Disposal, Inc., for the 4 months
 ended April 30, 1995                     $    601   $      6     $     --
IDC, for the 5 months ended May 31,
 1995                                        1,046         11           --
Duckett Disposal, Inc. for the 8 months
 ended August 31, 1995                       3,510         59           --
Service Waste, Inc. for the year ended
 December  31, 1995                          2,649         66           --
Clayco Sanitation Company, Inc. for the
 year  ended December 31,   1995 and
 the month ended  January 31, 1996           2,703         68            6
LSW Subsidiaries for the year ended
 December 31, 1995 and the 9 months
 ended  September 30, 1996                 974,625     19,641       14,731
   Total pro forma goodwill and
 amortization                             $985,134   $ 19,851     $ 14,737

(c) To reflect interest expense on debt issued or assumed in connection with the Completed Acquisitions, calculated as follows (in thousands):


                                                        Year Ended
                                                     December 31, 1995
Duckett seller notes, interest at 7% for 8 months          $ 163
Brickyard seller notes, interest at 7% for 8 months          148
Clayco seller notes, interest at 9% for 12 months             82
                                                           $ 393

(d) To reflect amortization of commitment fees related to the Notes and the Senior Credit Facility contemplated in connection with the acquisition of the LSW Subsidiaries.

(e) To reflect the reduction of interest expense resulting from the repayment of certain indebtedness with the proceeds from the Senior Credit Facility contemplated in connection with the acquisition of the LSW Subsidiaries, calculated as follows (in thousands):



                                                                Nine Months
                                                Year Ended        Ended
                                                December 31,     September
                                                   1995          30, 1996
1994  $100 million senior subordinated notes,
 interest at 10.75% for one month during 1995   $    (897)     $      --
1994 $100 million senior subordinated notes,
 interest at 12% for 11 months and 7 months
 during 1996                                      (11,000)        (7,000)
Credit Agreement, interest at 9.25% for 7
 months during 1996                                    --         (1,179)
Credit Facility interest at 7% for 2 months
 during 1996                                           --         (2,170)
   Total pro forma interest savings             $ (11,897)     $ (10,349)

(f) To reflect interest expense related to the Senior Credit Facility, the Notes, and the Allied Canada Debentures calculated as follows (in thousands):




                                            Year Ended       Nine Months Ended
                                         December 31, 1995  September 30, 1996
Senior Credit Facility, interest at 8.5%    $  82,875            $  62,156
Notes, interest at 10.25%                      53,813               40,360
7% Debenture, implicit interest at 14%         11,200                8,400
Zero Coupon Debenture, implicit interest
 at 14%                                         4,800                3,600
  Total pro forma interest expense          $ 152,688            $ 114,516

An increase in the interest rate of one-eighth of a percent on the Senior Credit Facility would increase interest expense $1.2 million and $0.9 million and decrease net income $0.7 million and $0.5 million for the year ended December 31, 1995 and the nine months ended September 30, 1996, respectively.

4.   Financing Transactions

The pro forma combined financial statements assume that (i) Allied issued 11.7 million shares of Common Stock on January 1, 1995 in connection with a private placement of equity which closed on January 31, 1995, (ii) certain holders of preferred stock, convertible debt and warrants converted their preferred stock or convertible debt into or exercised their warrants for, an aggregate of approximately 9.8 million shares of Common Stock and, (iii) Allied completed a public offering of 6.5 million shares of Common Stock in January 1996.

The pro forma combined financial statements do no include the extraordinary charge of $18 million ($11 million net of income tax benefit) related to the early extinguishment of debt.

The adjustments related to the financing transactions reflected in the pro forma combined financial statements give effect to the following:

(a) To reflect reduction of interest expense resulting from the repayment of certain indebtedness of Allied from the proceeds of the private placement of equity completed in 1996.

(b) To reflect reduction of interest expense resulting from the conversion of certain convertible subordinated debt into common stock and the repayment of certain indebtedness from the proceeds of the sale of 7.6 million shares of Common Stock in a public offering completed in 1996.

(c) To reflect the elimination of one-time costs related to the conversion of debt securities converted in 1995.

5.   Net Income (Loss) Per Common Share

Pro forma net income per common share is calculated by dividing pro forma net income to common shareholders less requirements on Series D preferred stock, 7% preferred stock, and 9% preferred stock by the pro forma weighted average common and common equivalent shares outstanding during the periods. Pro forma weighted average common and common equivalent shares have been computed as follows:


                                                                 Nine Months
                                                    Year Ended       Ended
                                                   December 31,  September 30,
                                                      1995            1996

Historical weighted average common shares           37,823,370    57,594,445

 Pro forma effect of issuing common shares for --
  Service Waste acquired and accounted for as
    a purchase                                         889,445       100,631

  The LSW Subsidiaries contemplated to be acquired
    and accounted for as a purchase                 14,600,000    14,600,000
  Common shares issued pursuant to a private
    placement                                          962,433            --
  Common shares issued in connection with the
    public offering                                  7,606,282       638,484
  Conversion of convertible subordinated debt
    into common shares                               1,827,639       172,883
  Conversion of Series C Preferred into
    common shares                                      233,533            --
  Conversion of Series D Preferred into
    common shares                                      731,255            --
  Conversion of 9% Preferred into common shares
    and issuances of inducement conversion shares    4,859,991            --
  Conversion of $90 Preferred into common shares
    and issuances of inducement conversion shares    1,343,374            --
  To remove the impact of contingently issuable
    shares                                             (23,244)           --
  Exercise of warrants                                 553,873         8,232
                                                    71,407,951    73,114,675

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                   ALLIED WASTE INDUSTRIES, INC.
                                 By:   /s/ PETER S. HATHAWAY
                                           Peter S. Hathaway
                             Vice President, Chief Accounting Officer
                                          and Treasurer
                                  (Principal Accounting Officer)

Date:  November 29, 1996